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                                                                      EXHIBIT 12

                                 NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                                                                  NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30, 1997
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Earnings before fixed charges:
  Net income..................................................................................        $     259
  Provision for income taxes..................................................................              177
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  Income before income taxes..................................................................              436
  Interest and debt expense...................................................................              245
  Interest portion of rental expense..........................................................               20
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Earnings before fixed charges.................................................................        $     701
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Fixed charges:
  Interest and debt expense...................................................................        $     245
  Interest portion of rental expense..........................................................               20
  Capitalized interest........................................................................                4
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    Total fixed charges.......................................................................        $     269
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Ratio of earnings to fixed charges............................................................              2.6
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